                                                                   EXHIBIT 10.17


                                 NET, NET, NET

                                     LEASE

        THIS LEASE, dated March 1, 1994 for reference purposes only is made between the Lessor and the Lessee named below, effective on the later of the dates set forth under their respective signatures.

                             BASIC LEASE PROVISIONS

1.      PREMISES:                   As depicted on Exhibit A

        PROJECT NAME:               UNIVERSITY BUSINESS CENTER

        BUILDING NAME:              UNIVERSITY BUSINESS CENTER

        PREMISES ADDRESS:           130 Cremona Drive
                                    Santa Barbara, CA 93101

        USE OF PREMISES:            Offices, light assembly and testing

2.      LEASED AREA:                As depicted on Exhibit A

           SQUARE FEET:             12,820 square feet

3.      LESSEE'S PERCENTAGES:

           BUILDING:                32.8%

           COMMON AREA:             5.52%

4.      INITIAL MONTHLY RENT:       $3,525

                                    During the initial eight (8) months of the Lease term, the monthly rental installments shall be $3,525 (i.e., 25% of the regular amount of monthly rental installments), and the Lessee shall also be obligated to pay only twenty-five Percent (25%) of the Building Operating Expenses or Common Area
                                    Expenses otherwise due during that eight (8) month period.

        RENTAL DEPOSIT:             $14,102 (ninth (9th) month's rent)

        RENT ADJUSTMENT:            Rent to be increased Three Percent (3%) per
                                    annum commencing on the first (1st) day of
                                    the thirteenth (13th) month of this Lease.
5.      INITIAL MONTHLY RENTAL
        INSTALLMENTS:               $14,102

6.      TERM:                       Five (5) years. There is one five (5) year
                                    renewal option

7.      COMMENCEMENT DATE:          March 1, 1994
        TERMINATION DATE:           February 28, 1999

8.      SECURITY DEPOSIT:           $14,102.

9.      BROKER(S):                  Blair Hayes - Lessor

                                    Beaver Free - Lessee

10.     PARKING SPACES PROVIDED:    Thirty-nine (39).

11.     TENANT IMPROVEMENTS AND

        MOVING ALLOWANCE:           As provided in Section 18 of the Lease.

12.     CONDITIONS:                 The obligations of the parties under this
                                    Lease are subject to (I) approval by the
                                    Lessor's Lender, and (ii) cancellation of an
                                    existing Lease with ABC Clio, Inc. as to
                                    approximately 2,300 square feet which is to
                                    be included in the premises, by January 30,
                                    1994.

13. Submission of this instruments for examination or signature by the Lessee does not constitute a reservation of or option for space and it is not effective as a lease or otherwise until execution by both the Lessee and the Lessor. This document will be deemed withdrawn by the Lessor if not executed by the Lessee and delivered to the Lessor by January 20, 1994.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the foregoing Basic Lease Provisions, Articles 1 through 19 which follow, and any attached Exhibits or Addendums, as of the date first above written.

                                    LESSOR:

Date:  January ____, 1994           UNIVERSITY BUSINESS CENTER ASSOCIATES,
                                    A CALIFORNIA GENERAL PARTNERSHIP

                                    BY:
                                    COPLEY PROPERTIES, INC.

                                    By:________________________________________

                                    Title:_____________________________________

Date:  January ____, 1994                   BY:
                                    JCB LIMITED,
                                    A CALIFORNIA LIMITED PARTNERSHIP

                                    By:________________________________________

                                    Title:_____________________________________

                                    Address:
                                    600 Pine Street, Suite 200
                                    Goleta, CA 93117


                                    LESSEE:

Date:  January ____, 1994           COMPUTER MOTION, INC.

                                    By:_______________________________________
                                            ROBERT W. DUGGAN,
                                            CHAIRMAN

                                    Address:
                                    130 Cremona Drive
                                    Santa Barbara, CA

ARTICLE                                                                                            PAGE
           Basic Lease Provisions ...............................................................  i - iii

           Table of Contents ....................................................................  iv - vi

1.         LEASE OF PREMISES.....................................................................  1

2.         TERM .................................................................................  2

           2.1   Commencement of Term ...........................................................  1
           2.2   Delay in Commencement...........................................................  1

3.         RENT .................................................................................  2

           3.1       Initial Annual Rent ........................................................  2
                     3.1.1. Rental Deposit ......................................................  2
           3.2       Additional Rent ............................................................  2
           3.3       No Reduction or Offset......................................................  2
           3.4       Definitions ................................................................  2
           3.5       Rent Adjustment ............................................................  4
           3.6       Calculation and Payment ....................................................  4
           3.7       End of Term. ...............................................................  5

4.         SECURITY DEPOSIT......................................................................  5

5.         USE ..................................................................................  5

           5.1       Use ........................................................................  5
           5.2       Compliance with Law.........................................................  6
           5.3       Insurance Cancellation .....................................................  6
           5.4       Hazardous Substances . .....................................................  6
           5.5       Environmental Laws .........................................................  8
                     (a)       Compliance with Environmental Laws ...............................  8
                     (b)       Hazardous Materials Handling .....................................  8
                     (c)       Notices ..........................................................  9
                     (d)       Indemnification of Lessor ........................................  9
                     (e)       Indemnification of Lessee ........................................  9

6.         MAINTEANCE, REPAIRS AND ALTERNATIONS..................................................  10
           6.1       Lessor's Obligations .......................................................  10
           6.2       Lessee's Obligations . . ...................................................  10
           6.3       Alterations and Additions ..................................................  10
           6.4       Surrender ..................................................................  11
           6.5       Lessor's Rights ............................................................  11

7.         INSURANCE ............................................................................  11

           7.1       Lessee's Liability Insurance................................................  11
           7.2       Lessee's Worker's Compensation Insurance ...................................  11
           7.3       Lessee's Fire and Extended Coverage Insurance...............................  11
           7.4       Policy Requirements ........................................................  12
           7.5       Lessor's Rights ............................................................  12
           7.6       Lessor's Insurance .........................................................  12
           7.7       Indemnification ............................................................  12
           7.8       Exemption of Lessor from Liability .........................................  13

8.         DAMAGE OR DESTRUCTION ................................................................  13
           8.1       Partial Damage .............................................................  13
           8.2       Damage Near End of Term.....................................................  13
           8.3       Abatement of Rent; Lessee's Remedies........................................  14
           8.4       Insurance Proceeds Upon Termination ........................................  14
           8.5       Restoration.................................................................  14

9.         PERSONAL PROPERTY TAXES ..............................................................  14

10.        UTILITIES ............................................................................  14

11         ASSIGNMENT AND SUBLETTING ............................................................  15

12.        DEFAULTS, REMEDIES ...................................................................  17
           12.1      Default by Lessee ..........................................................  17
           12.2      Remedies for Default by Lessee .............................................  17
           12.3      Default by Lessor ..........................................................  18
           12.4      Late Charges ...............................................................  19

13.        CONDEMNATION OR RESTRICITON OF USE ...................................................  19
           13.1      Eminent Domain .............................................................  19
           13.2      Abatement of Rent ..........................................................  19
           13.3      Temporary Taking ...........................................................  19
           13.4      Voluntary Sale as Taking....................................................  19

14.        BROKERS ..............................................................................  20

15.        LESSOR'S LIABILITY ...................................................................  20

16.        PARKING ..............................................................................  21

17.        GENERAL PROVISIONS ...................................................................  21
           17.1      Estoppel Certificate .......................................................  21
           17.2      Severability ...............................................................  22
           17.3      Time of Essence ............................................................  22
           17.4      Captions ...................................................................  22
           17.5      Notices ....................................................................  22
           17.6      Waivers ....................................................................  22
           17.7      Holding Over ...............................................................  22

           17.8      Cumulative Remedies ........................................................  22
           17.9      Inurement ..................................................................  22
           17.10     Choice of Law  .............................................................  22
           17.11     Subordination  .............................................................  23
           17.12     Attorneys' Fees ............................................................  23
           17.13     Lessor's Access ............................................................  23
           17.14     Corporate Authority  .......................................................  23
           17.15     Surrender or Cancellation  .................................................  23
           17.16     Entire Agreement ...........................................................  24
           17.17     Signs ......................................................................  24

           17.18     Interest on Past Due Obligations ...........................................  24
           17.19     Gender, Number .............................................................  24
           17.20     Recording of Lease..........................................................  24
           17.21     Waiver of Subrogation.......................................................  24
           17.22     Confidentiality of Lease  ..................................................  25
           17.23     Quite Enjoyment ............................................................  25
           17.24     Window Coverage ............................................................  25
           17.25     Materials Storage Restrictions .............................................  25
           17.26     No Agency ..................................................................  25
           17.27     Force Majeure ..............................................................  25
           17.28     Accord and Satisfaction ....................................................  25
           17.29     Financial Statements  ......................................................  26
           17.30     Supersedes Proposal to Lease ...............................................  26
           17.31     Construction  ..............................................................  26
           17.32     Non-Disturbance Agreement ..................................................  26

18.        CONSTRUCTION .........................................................................  27

19.        RENEWAL OPTION .......................................................................  28

EXHIBIT A - PREMISES

EXHIBIT B - CONFIGURATION OF PROJECT, LOCATION OF BUILDING(S), PREMISES AND
            ASSOCIATED COMMON AND PARKING AREAS

EXHIBIT C - RULES AND REGULATIONS

EXHIBIT D - NON-DISTURBANCE AND ATTORNMENT AGREEMENT

        1      LEASE OF PREMISES

               The Lessor hereby leases to the Lessee and the Lessee leases from the Lessor for the term, at the rental, and upon all of the conditions set forth in this Lease, the Premises identified in Item 1 of the Basic Lease Provisions, together with the non-exclusive use, in common, with the Lessor and other tenants of the Building and their respective invitees, of common areas in or about the Building and the parking garage (if any), or parking areas adjoining the Building, The Lessee and the Lessor have agreed on the square footage set forth in Item 2 of the Basic Lease Provisions and each party will be bound by
Item 2 through the term of this Lease or any extension thereof. The approximate anticipated configuration of the Project and the location of the Building, Premises and associated common and parking areas is indicated on Exhibit "B". the size, location and function of the buildings and related structures depicted here are approximate. The configuration of the development, the design, size, function and location of all other improvements, and the identify and location of other tenants to the extent depicted are subject to change without notice for any reason deemed sufficient by the owner. The Lessor reserves the right to alter the configuration of the Project to construct additional improvements thereon, to withdraw areas therefrom from to time and alter the configuration of the associated common parking areas, provided that the number of parking spaces intended for the Lessee's use, and the Lessee's general use and enjoyment of the Premises shall not thereby be materially diminished. The Lessee shall be allocated the number of parking spaces set forth in item 10 of the Basic Lease Provisions and the Lessee acknowledges that the Lessor shall have no responsibility to supervise or police the usage of the parking lot by the tenants of the Building. Nothing in this Lease shall cause the Lessor in any way to be construed as an employer, employee, fiduciary, a partner, a joint venturer or otherwise associated in any way with the Lessee in the operation of the Premises, or to subject the Lessor to any obligation, loss, charge or expense connection with or arising from the Lessee's operation or use of the Premises.

               Pursuant to Section 1652 of the California Civil Code, it is understood and agreed that the general intent and purpose of this Lease is that this Lease shall be an absolute triple net lease with respect to the Lessor. The Lessee shall pay its pro rata share of all insurance, utilities, all operating costs for the Premises, the common areas of the Building, the Building and the land on which it is situated. It is intended that the rental return to the Lessor shall not be reduced, offset or diminished directly or indirectly by any cost, charge, or expense due from the Lessee and others in connection with the Premises, Building, or land upon which it is situated, nor subject to suspension or termination for any reason. It is acknowledged and agreed that all provisions of this Lease shall be interpreted in a manner consistent with and subordinate to such general intent and purpose.

        2.     TERM

               2.1    COMMENCEMENT OF TERM

                      (A) The term of the Lease shall be as shown in item 6 of the Basic Lease Provisions commencing on the Commencement Date, which the Lessor and the Lessee expect to be the Commencement Date as shown in item 7 of the Basic Lease Provisions, but which may be such other date as herein provided, and ending on the Termination Date, unless sooner terminated pursuant to any provision hereof.

                      (B) Notwithstanding the foregoing, the term of this Lease and the payment of rent shall commence upon the Lessor's completion of substantially all of the improvements to the Premises and delivery of the substantially completed Premises.

                      (C) If delivery of possession occurs prior to the Commencement Date, the term of this Lease shall commence on such date of delivery of possession, but the Termination Date shall not be advanced.

               2.2 DELAY IN COMMENCEMENT. Not withstanding the Commencement Date, if for any reason the Lessor cannot deliver possession of the Premises to the Lessee on or before said date, the Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of the Lessee hereunder or extend the term hereof provided, however, that if the Lessor shall not have delivered possession of the Premises within four (4) months after the Commencement Date, the Lessee may, at the Lessee's option by notice in writing to the Lessor, within ten (10) days, thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder. The Lessee shall not be obligated to pay rent until delivery of possession of the Premises has occurred.

        3.     RENT

               3.1 INITIAL ANNUAL RENT. The Lessee shall pay to the Lessor as rent for the Premises an Initial Annual Rent in the amount specified in item 4 of the Basic Lease Provisions in equal monthly installments in the amount specified in item 5 of the Basic Lease Provisions in advance on the first day of each month.

                      3.1.1 RENTAL DEPOSIT. Upon Lease execution, the Lessee shall deposit with the lessor an amount equivalent to the ninth (9th) month's rent as provided in item 4 of the Basic Lease Provisions.

               3.2 ADDITIONAL RENT. The Lessee shall reimburse the Lessor, as additional rent, in the manner and at the times provided, for the Lessee's proportionate share of all Building Operating Expenses and Common Area Operating Expenses (as hereinafter defined) incurred by the Lessor. The Lessee's proportionate share of such Building Operating Expenses and Common Area Operating Expenses shall be based upon the Lessee's Building Percentage in the case of Building Operating Expenses, and upon the Lessee's Common Area Percentage in t he case of Common Area Operating Expenses, all as defined herein.

               3.3 NO REDUCTION OR OFFSET. All Rent due under this Lease shall be payable without deduction, abatement or offset.

               3.4 DEFINITIONS: For purposes of this Article 3:

                      (A) The Lessee's Building Percentage is a percentage calculated by dividing the Leased Area of the Premises, as shown in item 2 of the Basic Lease Provisions, by the leasable area of the Building, as is stipulated to be as shown in item 3 of the Basic Lease Provisions.

                      (B) Building Operating Expenses shall mean the sum of all expenses incurred by the Lessor in connection with the operation, repair and maintenance of the Building, including, but not limited to, heating and air conditioning; all real property taxes (as hereinafter defined) imposed upon or with respect to the Building and related improvements (exclusive of the land underlying all such improvements); all fire and extended coverage, earthquake, loss of rents, vandalism, malicious mischief and other insurance covering the Building and losses suffered which fall below the insurance deductible; utilities; materials and supplies, salaries, wages and other expenses incurred with respect to the operation, repair and maintenance of the Building, the cost of repainting (except for the first repainting after the execution of this Lease), wall covering or recarpeting Common Areas of the Building; security and fire protection; amortization of capital investments for improvements which are designed to reduce operating costs, improve operations or comply with governmental conservation or safety programs over such reasonable period as the Lessor shall determine (together with interest at three (3) percentage points above the discount rate of the Federal Reserve Bank of San Francisco on the unamortized amount); and an amount equal to fifteen percent (15%) of all such expenses to cover the Lessor's administrative and overhead expenses. Building Operating Expenses attributable to the utilities and services furnished pursuant to Article 10 shall be apportioned among the tenants of the Building receiving such services (excluding those tenants furnishing or paying for their own utilities- and janitorial services) based on the respective leased areas occupied by such tenants.

                      (C) Lessee's Common Area Percentage is a percentage figure calculated by the project architect by dividing the Leased Area of the Premises by the total leasable area in all improvements, including the Building and other buildings, shown on Exhibit "B", during such year as is initially stipulated to be as shown in item 3 of the Basic Lease Provisions. Should the Building and/or landscape area become a separate legal lot, or should additional improvements or common area be added to or deleted from Exhibit "B", the Lessor may, at its option, calculate the Lessee's Common Area Percentage by comparing the common area attributable to the Premises with the common area on such legal lot or otherwise within Exhibit "B" as so revised.

                      (D) Common Area Operating Expenses shall mean the sum of all expenses incurred by the Lessor in connection with the operation and maintenance of driveways, landscaping, walkways, plazas, parking facilities, and perimeter property including, but not limited to: all items described in Section
6.1 hereof; all Real Property Taxes (as hereinafter defined) imposed upon or with respect to the land included within Exhibit "B"; all public liability insurance covering Exhibit "B", and losses suffered which fall below the insurance deductible; security and fire protection; salaries, wages and other expenses incurred with respect to maintenance of the common areas, gardening, landscaping, repaving, repainting and trash removal (excluding the cost of an on site manager or officer manager); depreciation of equipment used in such maintenance; amortization of capital investments for improvements which comply with governmental conservation or safety programs over such reasonable period as the Lessor shall determine (together with interest at three (3) percentage points above the discount rate of the Federal Reserve Bank of San Francisco on the unamortized amount); and an amount equal to fifteen percent (15%) of all such expenses to cover the Lessor's administrative and overhead expenses. General overhead and depreciation of improvements shall not be included in the expenses except as specifically set forth in the foregoing. Any governmental surcharge, fee or assessment imposed with respect to the parking facilities within Exhibit "B" shall, to the extent paid by the Lessor and not passed on to the users of said parking facilities, be included, in Common Area Operating Expenses.

                      (E) Real Property Taxes shall mean all real and personal property taxes and assessment incurred during any calendar year, including, but not limited to: special and extraordinary assessments, meter and sewer rates and charges, occupancy taxes or similar taxes imposed on or with respect to the real or personal property, whether or not imposed on or measured by the rent payable by the Lessee, and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever relating to the real or personal property, and any gross rental, license or business tax measured by or levied on rent payable or space occupied. If, by law, any property taxes are payable, or may at the option of the taxpayer be paid, in installments (whether or not interest shall accrue on the unpaid balance of such property taxes), the Lessor may, at the Lessor's option, pay the same and, in such event, any accrued interest on the unpaid balance of such property taxes shall be deemed to be Real Property Taxes as defined herein. Real Property Taxes shall also include all expenses reasonably incurred by the Lessor in seeking a reduction by the taxing authorities of Real Property Taxes applicable to the Project. Real Property Taxes shall not include any capital levy, franchise, estate, inheritance, succession, gift or transfer tax of the Lessor, or any income, profits or excess profits tax, assessment, charge or levy upon the income of the Ussor; provided, however, that if at any time during the term of this Lease under the laws of the United States or the State of California, or any political subdivision of either, a tax or excise on rents, space or other aspects of real property, is levied or assessed against the Lessor, the same shall be deemed to be Real Property Taxes. If any such property taxes upon the income of the Lessor shall be imposed on a graduated scale, based upon the Lessor's aggregate rental income, Real Property Taxes shall include only such portion of such property taxes as would be payable if the rent payable with respect to the Building and Common Areas were the only rental income of the Lessor subject thereto.

                3.5 RENT ADJUSTMENT. As specified in Item 4 of the Basic Lease Provisions, the amount of the monthly rental installment shall be increased, as of the annual anniversary of the first (1st) day of the Lease term, at a rate equal to Three Percent (3%) per annum. Therefore, the amount of such monthly rental installments shall be as follows:

                   Annual Anniversary of
Calendar Year      Commencement of Lease Term      Monthly Rental Installment
-------------      --------------------------      --------------------------
1995               First                           $14,525.58
1996               Second                          $14,961.34
1997               Third                           $15,410.18
1998               Fourth                          $15,872.49


        If the annual anniversary of the commencement of the Lease term occurs on a day other than the first (1st) day of a calendar month, then the amount of rent due in that calendar month shall be prorated on the basis of thirty (30) months, to reflect the previous rate and new rate at which monthly rental installments are due under this Lease.

                3.6 CALCULATION AND PAYMENT. Annual rent shall be payable to the Lessor without deduction or offset, in lawful money of the United States at the Lessor's address herein or to such other persons or at such other places as the Lessor designates in writing. Rent payable for any period for less than one (1) month shall be prorated based upon a thirty (30) day month.

                Prior to the commencement of the lease term and of each December thereafter, the Lessor shall give the Lessee a written estimate of the Lessee's share of Building and Common Area Operating Expenses for the ensuing year or portion thereof. The Lessee shall pay such estimated amount to the Lessor in equal monthly installments, in advance. Within ninety (90) days after the end of each calendar year, the Lessor shall furnish to the Lessee a statement showing in reasonable detail the actual Building and Common Area Operating Expenses incurred by the Lessor during such period, and the parties shall within thirty
(30) days make any payment or allowance necessary to adjust the Lessee's estimated payment to the Lessee's actual proportionate share as shown by such annual statement. Any amount due the Lessee shall be credited against installments next coming due under this paragraph.

                3.7 END OF TERM. Upon the expiration or earlier termination of this Lease, the Lessee shall pay the Lessor, as additional rent, the aggregate rental increase which would have been payable by the Lessee pursuant to this
Article 3, except for such expiration or termination, for the portion of the year in which termination or expiration occurs through the Termination Date. The amount of such payment shall be calculated by the Lessor based upon Sections 3.2, 3.3 and 3.5 (using the expiration or Termination Date as the Adjustment Date for Section 3.5) and the best information then available to the Lessor, and shall give effect to all prior adjustments and payments on account by Lessee pursuant to this Article 3.

        4.        SECURITY DEPOSIT

                  Concurrently with the Lessee's execution of this Lease, the Lessee shall deposit with the Lessor the sum specified in item 8 of the Basic Lease Provisions as security for the faithful performance by the Lessee of all covenants and conditions of this Lease. If the Lessee shall breach or default in the performance of any covenants or conditions of this Lease, including the payment of rent, the Lessor may use, apply or retain the whole or any part of such security deposit for the payment of any rent in default or for any other sum which the Lessor may spend or be required to spend by reason of the Lessee's default. If the Lessor so uses or applies all or any portion of said deposit, the Lessee shall, within ten (10) days after written demand therefor, deposit cash with the Lessor in an amount sufficient to restore said deposit to the full amount herein above stated and the Lessee's failure to do so shall be a material breach of this Lease. Should the Lessee comply with all covenants and conditions of this Lease, the security deposit or any balance thereof shall be returned to the Lessee (or at the option of the Lessor, to the last assignee of the Lessee's interest in this Lease) at the expiration of the term. The Lessee shall not be entitled to interest on the security deposit and the Lessor shall have the right to commingle said security deposit with other funds of the Lessor. Should the Lessor sell its interest in the Premises, the Lessor may transfer to the purchaser thereof the then unexpended or unappropriated deposit and thereupon the Lessor shall be discharged from any liability for such funds.

        5.      USE

                5.1 USE. The Premises shall be used and occupied for the purposes described in item I of the Basic Lease Provisions, permitted under applicable ordinances and other Governmental requirements, the covenants, conditions and restrictions affecting the Project, as the same may be amended from time to time, and the Rules and Regulations as the Lessor may from time to time reasonably adopt for the safety, care and cleanliness of the Building and the Project or the preservation of good order. The Rules and Regulations presently in effect are attached hereto as Exhibit "C". The Lessor shall not be responsible to the Lessee for the non-performance of any of said Rules and Regulations, or non-compliance with said covenants, conditions and restrictions, by any other tenant of the Building.

                      5.2 COMPLIANCE WITH LAW; NUISANCE. The Lessee, at the Lessee's sole cost and expense, shall comply promptly and at all times with all laws, requirements, ordinances, statutes, and regulations of all municipal, state or federal authorities, or any board of fire insurance underwriters, or other similar bodies, now in force or which may hereafter be in force, pertaining to the Building and the Premises and the occupancy thereof, including any law that requires alteration, maintenance or restoration of the Premises as the result of the Lessee's use thereof. The judgment of any court of competent jurisdiction, or the admission of the Lessee in any action or proceeding against the Lessee, whether the Lessor is a party thereto or not, that the Lessee violated any such ordinances or statutes in the use of the Premises share be conclusive of that fact as between the Lessor and the Lessee. The Lessee, at its sole expense, shall also comply with all requirements for fire extinguishers or fire extinguisher systems required in the Premises.

                The Lessee shall not commit, or suffer to be committed, any waste of the Premises, or any nuisance, annoyance or other unreasonable annoyance which may disturb the quiet enjoyment of adjoining premises or of the Building by the owners or occupants thereof.

                  5.3 INSURANCE CANCELLATION. Notwithstanding the provisions of Paragraph 5.1 above, the Lessee shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein, including all uses permitted under Section 5.1 above, which will in any way increase the existing rate of or affect any fire or other insurance upon the Building, or any other part thereof, or any of its contents, and if the Lessee's use of the Premises causes an increase in said insurance rates, the Lessee shall pay as additional rent the amount of such increase. The Lessee shall be in default under this Lease should the Lessee cause the cancellation of fire or other insurance upon the Building or Property or should the Lessee fail to pay any increased insurance rate attributable to the Lessee's use of the Premises. In determining whether increased premiums are a result of the Lessee's use or occupancy of the Premises or Building, a schedule issued by the Lessor's insurer computing the insurance rate on the Premises or Building, or the leasehold improvements showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. The Lessee shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Premises.

                5.4 HAZARDOUS SUBSTANCES. Any corrosive, flammable, hazardous or other special waste or materials shall be handled or disposed of as directed by applicable state, Federal, County-. and City regulations. The Lessee shall handle, store or dispose of such materials in a careful and prudent manner. At the termination of the Lease, or any option period thereof, the Lessee shall fully clean the Premises in such a manner that no residue of such materials or waste shall remain on the Premises. The Lessee shall notify the appropriate governmental authority of the presence and amount of any such material or waste, and shall comply with all conditions imposed by such authority. The Lessee shall contact the appropriate governmental authority prior to occupancy to determine the existence of any records for the Building and/or Premises. To the extent required by law, specifically thirty (30) days prior to occupancy, the Lessee shall submit a Hazardous Materials Management Plan (HMMP) and a Hazardous Materials Floor Plan (HMF) to the Lessor and the appropriate governmental authority for approval. These plans shall be attached in fall to this Lease.

                The HMMP shall include the following:

                         (A) The company name, address and contact person.

                         (B) General facility description with map showing
location of all buildings and structures.

                         (C) Facility hazardous material storage map showing the
location of each proposed hazardous material storage area and access to such facilities. The map shall be updated annually by the occupant and submitted by January I each year.

                         (D) A floor plan showing the location of each hazardous
material storage area, storage area access, and the location of emergency equipment.

                  The HMF shall include the following:

                         (A) Hazardous Materials Handling Report describing the
safe handling of hazardous materials to prevent accidents.

                         (B) Separation or Hazardous Material Report outlining
the methods to be utilized to insure separation and protection of hazardous materials from such factors that could cause fire, explosion, spills, etc.

                         (C) Inspection and Record Keeping Plan indicating the
procedures for inspecting each storage facility. An authorized record of inspection shall be maintained by the Lessee.

                         (D) Employee Training Program to insure that employees
know how to safety handle hazardous materials.

                         (E) Hazardous Materials Contingency Plan that clearly
describes appropriate response procedures and measures in case of an accident.

                         (F) A floor plan identifying the location and quantity
of each hazardous material, including the chemical name and quantity limit for each class.

                The Lessee shall pay inspection fees, based on the hourly inspection rate, for an environmental audit to be conducted by the appropriate governmental authority, or the Lessor at the termination of the Lease and prior to reoccupation of the Building and/or the Premises, if hazardous materials were in use on the Building and/or Premises. The appropriate governmental authority shall perform or the Lessee shall arrange for such an audit in a timely manner to prevent economic hardship to the Lessor and shall certify that the Premises are available for reoccupation, or shall specify clean-up measures that will render the Premises safe for reoccupation. The Lessee shall be responsible for any clean-up that may be required as a result of the audit, if such items are attributable to the Lessee's use of the Premises.

                Should the Lessee fail to comply with any duty set forth in this
Section 5.4, the Lessor may, in addition to all other remedies now or hereafter provided by this Lease, or by law, perform such duty or make good such default, and any amounts which the Lessor shall advance pursuant thereto shall be repaid by the Lessee to the Lessor on demand.

                5.5     ENVIRONMENTAL LAWS.

                         (A) COMPLIANCE WITH ENVIRONMENTAL LAWS. The Lessee, in
its conduct of business on or in any activity, work, thing done, permitted or suffered by the Lessee, its agents, contractors, employees or invitees on the Premises, shall at all times and in all respects comply with all federal, state and county laws, ordinances and regulations (the "Hazardous Materials Laws") relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any oil, flammable explosives, asbestos, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances, or wastes, including, without limitation, any "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any such laws, ordinances or regulations (collectively, the "Hazardous Materials"). Such laws, ordinances or regulations shall include, but not be limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq; the Resource Conservation and Recovery Act of 1976, 42 U.S. C. Section 6901 et seq; the Clean Water Act, 33 U.S.C. Section 466, et seq; the Safe Drinking Water Act, 14 U.S.C. Section 1401, et seq, the Superfund Amendment and Reauthorization Act of 1986; Public Law 99-499, 100 Stat. 1613; the Toxic Substances Control Act, 15 U.S. C. Section 2601, et seq, as amended; those substances defined as "hazardous waste", "extremely hazardous waste", "restricted hazardous waste" or "hazardous substance" in the Hazardous Waste Control Act, Section 25100 et seq of the California Health & Safety Code; and those materials and substances similarly described in the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S. C. Section 136, et seq., as amended; the Atomic Energy Act of 1954, 42 U.S.C. Section 2011, et seq., as amended; the Porter Cologne Water Quality Control Act, Section 1300 et seq. of the California Health & Safety Code; and any regulations adopted and publications promulgated pursuant to said Laws.

                         (B) HAZARDOUS MATERIALS HANDLING. The Lessee shall, at
its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for the Lessee's use of the Premises, including, without limitation, discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, the Lessee shall cause any and all Hazardous Materials removed from the Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. The Lessee shall in all respects handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Premises in total conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. Upon expiration or earlier termination of the term of the Lease, the Lessee shall cause all Hazardous Materials to be removed from the Premises and transported for use, storage or disposal in accordance and compliance with all applicable Hazardous Materials Laws. The Lessee shall not take any remedial action in response to the presence of any Hazardous Materials in or about the Premises or the Building, nor enter into any settlement agreement, consent, decree or other compromise in respect to any f claims relating to any Hazardous Materials in any way connected with the Premises or the Building, without first notifying the Lessor of the Lessee's intention to do so and affording the Lessor ample opportunity to appear, intervene or otherwise appropriately assert and protect the Lessor's interest with respect thereto.

                         (C) NOTICES. The Lessee shall immediately notify the
Lessor in writing of any of the following activities relating to the Lessee's operations on the Premises: (i) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws; (ii) any claim made or threatened by any person against the Lessee, the Premises or the Building relating to damage, contribution cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials in, on or removed from the Premises or the Building; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in or removed from the Premises or the Building, including any complaints, notices, warnings or asserted violations in connection therewith. The Lessee shall also supply to the Lessor as promptly as possible, and in any event within five (5) business days after the Lessee first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Building or the Lessee's use thereof. The Lessee shall promptly deliver to the Lessor copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises.

                         (D) INDEMNIFICATION OF LESSOR. The Lessee shall
indemnify, defend, protect, and hold the Lessor, and each of the Lessor's partners, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys' fees) for death of or injury to any person or damage to any property whatsoever arising from or caused in whole or in part, directly or indirectly, by (A) the presence in, on, under or about the Premises or the Building, or discharge in or from the Premises or the Building of any Hazardous Materials or the Lessee's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises or the Building, but only to the extent such Hazardous Materials are present as a result of actions of the Lessee, its officers, employees, invitees, assignees, contractors, or agents, or (B) the Lessee's failure to comply with any Hazardous Materials Law. The lessee's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, clean-up or detoxification or decontamination of the Premises or the Building, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the term of the Lease. For purposes of the release and indemnity provisions hereof, any acts or omissions of the Lessee, or by officers, invitees, employees, agents, assignees, contractors or subcontractors of the Lessee or others acting for or on behalf of the Lessee (to the extent any such individual is acting within the scope of his relationship with the Lessee), whether or not such acts or omissions are negligent, intentional, willful or unlawful, shall be strictly attributable to the Lessee.

                         (D) INDEMNIFICATION OF LESSEE. The Lessor shall
indemnify, defend, protect, and hold the Lessee, and each of the Lessee's shareholders, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys' fees) for death of or injury to any person or damage to any property whatsoever arising from or caused in whole or in part, directly or indirectly, by (A) the presence in, on, under or about the Premises or the Building, or discharge in or from the Premises or the Building of any Hazardous Materials existing as of the execution of this Lease, or the Lessor's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises or the Building, or the Lessor's failure to comply include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, clean-up or detoxification or decontamination of the Premises or the Building, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the term of the Lease. For purposes of the release and indemnity provisions hereof, any acts or omissions of the Lessor, or by officers, invitees, employees, agents, assignees, contractors or subcontractors of the Lessor or others acting for or on behalf of the Lessor (to the extent any such individual is acting within `the scope of his relationship with the Lessor), whether or not such acts or omissions are negligent, intentional, willful or unlawful, shall be strictly attributable to : ie Lessor.

        6.      MAINTENANCE, REPAIRS AND ALTERATIONS

                6.1 LESSOR'S OBLIGATIONS. The Lessor shall cause to be maintained, in good order, condition and repair, the roof structure and membrane, and exterior walls, common windows and doors of the Building (excluding the interior surface thereof), heating, venting and air conditioning systems, and any public and common areas in the Building, as well as all parking areas, driveways, sidewalks, private roads or streets, landscaping and all other areas located within the Project other than areas occupied by other buildings (such non-building areas being herein referred to as "Common Areas"). The costs of such maintenance are chargeable to the Lessee pursuant to Section 3.2 hereof.

                6.2 LESSEE'S OBLIGATIONS. The Lessee shall, during the term of this Lease, keep in good order, condition and repair, the interior of the Premises and every part thereof, including, but not limited to, all interior windows and doors in and to the Premises. The Lessor shall incur no expense nor have any obligation of any kind whatsoever in connection with the maintenance of the interior of the Premises and the Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Lessee the right to make repairs at the Lessor's expense or to terminate this Lease because of any failure to keep the interior of the Premises in good order, condition and repair. Notwithstanding the foregoing, the Lessor shall be liable for maintenance or repairs which are caused by the Lessor's gross negligence. The Lessee shall be responsible for interior janitorial services.

                6.3 ALTERATIONS AND ADDITIONS.

                         (A) The Lessee shall not, without the Lessors prior
written consent, make any alterations, improvements, additions or utility installations in, on or about the Premises unless such work is non-structural and does not exceed TEN THOUSAND DOLLARS ($10,000). For all work, the Lessee will provide the Lessor with as-built drawings reflecting any changes to the Premises. As used in this Paragraph 6.3, the term "utility installations" shall include bus dueling, power panels, fluorescent fixtures, space heaters, conduits and wiring. As a condition to giving such consent, the Lessor may require that the Lessee (i) agree to remove any such alterations, improvements, additions or utility installations at the expiration or sooner termination of the term, and to restore the Premises to their prior condition and/or (ii) provide the Lessor, at the Lessee's sole cost and expenses, a lien and completion bond in an amount equal to one and one-half (1 1/2) times the estimated cost of such improvements, to insure the Lessor against any liability for mechanics' and materialmen's liens and to insure completion of work.

                         (B) All alterations, improvements and additions to the
Premises shall be performed by the Lessor's contractor for the Project or other licensed contractor approved by the Lessor, which approval shall not be unreasonably withheld. The Lessee shall pay, when due, all, claims for labor or materials furnished to or for the Lessee at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein, and the Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law.

                6.4 SURRENDER. On the last day of the term hereof, or on any sooner termination, the Lessee shall surrender to the Lessor the Premises and, subject to the provisions of Paragraph 6.3(a) hereof, all alterations, additions and improvements thereto, in the same condition as when received or made, ordinary wear and tear excepted; provided, however, that the Lessee's machinery, equipment and trade fixtures (including utility installations) which may be removed without irreparable or material damage to the Premises, shall remain the property of the Lessee and be removed by the Lessee. The Lessee shall repair any damage to the Premises occasioned by the removal of the Lessee's furnishings, machinery, equipment and trade fixtures, which repair shall include the patching and filing of holes and repair of structural damage.

                6.5 LESSOR'S RIGHTS. If the Lessee fails to perform the Lessee's obligations under this Article 6, the Lessor may, at its option (but shall not be required to), and with a five (5) day written notice to the Lessee, perform such obligations on behalf of the Lessee, and the cost thereof, together with interest thereon at the rate specified in Paragraph 12.2(a) hereof, shall immediately become due and payable as additional rent to the Lessor.

        7.      INSURANCE

                The Lessee, at its sole cost and expense, shall, commencing on the date the Lessee is given access to the Premises for any purpose, and during the entire term hereof, procure, pay for and keep in full force and effect:

                  7.1 LESSEE'S LIABILITY INSURANCE. Comprehensive general liability insurance with respect to the Premises and the operations of or on behalf of the Lessee in, on or about the Premises, including, but not limited to, personal injury, product liability (if applicable), blanket contractual, owner's protective, broad form property damage liability coverage, host liquor liability and owned and non-owned automobile liability in an amount not less than TWO MILLION DOLLARS ($2,000,000) Combined Single Limit. Such policy shall contain (i) severability of interest, (ii) cross liability, and (iii) an endorsement stating in substance that "such insurance as is afforded by this policy for the benefit of the Lessor shall be primary as respects any liability or claims arising out of the occupancy of the Premises by the Lessee, or out of the Lessee's operations, and any insurance carried by the Lessor shall be excess and noncontributory. "

                  7.2 LESSEE'S   WORKER'S   COMPENSATION   INSURANCE.   Worker's
Compensation  coverage as  required by law,  together  with  Employer  Liability coverage.

                7.3 LESSEE'S FIRE AND EXTENDED COVERAGE INSURANCE. Insurance against fire, vandalism, malicious mischief and such other additional perils as now are or hereafter may be included in a standard "All Risks" coverage, insuring all improvements and betterments made to the Premises, the Lessee's trade fixtures, furnishings, equipment, stock, loss of income or extra expense, and other items of personal property in an amount not less than 100% of replacement value. Such insurance shall contain (i) no coinsurance or contribution clauses, (ii) a Replacement Cost Endorsement, and (iii) deductible amounts acceptable to the Lessor.

                7.4 POLICY REQUIREMENTS. All policies of insurance required to be carried by the lessee pursuant to these requirements shall be written by responsible insurance companies authorized to do business in the State of California. Any such insurance required by the Lessee hereunder may be furnished by the Lessee under any blanket policy carried by it or under a separate policy therefor. A true and exact copy of each paid up policy evidencing such insurance or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required and containing the provisions specified herein, shall be delivered to the Lessor prior to the date the Lessee is given the right to possession of the Premises, and upon renewals, not less than thirty (30) days prior to the expiration of such coverage. The Lessor may, at any time, and from time to time, inspect and/or copy any and all insurance policies required hereunder. In no event shall the then limits of any policy be considered as limiting the liability of the Lessee under this Lease.

                Each policy evidencing insurance required to be carried by the Lessee pursuant to these requirements shall contain, in form and substance satisfactory to the Lessor: (i) a provision including the Lessor and any other parties in interest designated by the Lessor as an additional insured; (ii) a waiver by the Lessee's insurer of any right to subrogation against the Lessor, its agents, employees and representatives which arise or might arise by reason of any payment under such policy or by reason of any act or omission of the Lessor, its agents, employees or representatives, and (iii) a provision that the insurer will not cancel or materially change the coverage provided by such policy without first giving the Lessor thirty (30) days' prior written notice.

                7.5 LESSOR'S RIGHTS. If the Lessee fails to procure, maintain and/or pay for at the times and for the durations specified in this Lease, the insurance required hereunder, or fails to carry insurance required by any governmental requirement, the Lessor may (but without obligation to do so), and with twenty-four (24) hours advance notice to the Lessee, perform such obligations on behalf of the Lessee, and the cost thereof, together with interest thereon at the rate specified in Paragraph 12.2(a) hereof, shall immediately become due and payable as additional rent to the Lessor.

                7.6 LESSOR'S INSURANCE. The Lessor shall maintain during the term of this Lease such insurance against physical damage to the Building, comprehensive liability insurance and other insurance as the Lessor may, from time to time, determine. The Lessor will determine the limits of coverage, deductibles and specific perils insured against. The Lessor may, but shall not be obliged to, take out and carry any other form or forms of insurance as it or the mortgagees of the Lessor may reasonably determine advisable. Notwithstanding any contributions by the Lessee to the cost of insurance premiums, with respect to the Building or any alterations of the Premises as may be provided herein, the Lessee acknowledges that it has no right to receive any proceeds from any such insurance policies carried by the Lessor.

                7.7 INDEMNIFICATION. To the fullest extent permitted by law, the Lessee shall defend, indemnify and hold harmless the Lessor from and against any and all claims arising from the Lessee's use of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by the Lessee, its agents, contractors, employees or invitees in or about the Premises or elsewhere, and shall further indemnify and hold harmless the Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on the Lessee's part to be performed hereunder, or arising from any act, neglect, fault or omission of the Lessee, or of its agents, employees, or invitees, and from and against all costs, attorney's fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon. In case any action or proceeding be brought against the Lessor by reason of any such claim, the Lessee, upon notice from the lessor, shall defend the same at the Lessee's expense by counsel approved in writing by the Lessor. The Lessee, as a material part of the consideration to the Lessor hereunder, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever, except that which is caused by the failure of the Lessor to observe any of the terms and conditions of this Lease and such failure has persisted for an unreasonable period of time after written notice of such failure, and the Lessee hereby waives all of its claims in respect thereof against the Lessor.

                7.8 EXEMPTION OF LESSOR FROM LIABILITY. The Lessor shall not be liable for injury to the Lessee's business or any loss of income therefrom or for damage to the property of the Lessee, the Lessee's employees, invitees, customers or any other person in or about the Premises, nor shall the Lessor be liable for injury to the person of the Lessee, the Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from fire, explosion, failing plaster, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether such damage or injury results form conditions arising upon the Premises or upon other portions of the Building, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible. The Lessor shall not be liable for incorporeal hereditaments including interference or obstruction of light, air or view. The Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of the Building or the other portions of the Project.

        8.      DAMAGE OR DESTRUCTION

                8.1 PARTIAL DAMAGE. If the Premises, or so much of the Building as to cause the Premises to be uninhabitable, are damaged by any casualty, and the damage (exclusive of any property or improvements installed by the lessee in the Premises) can be repaired within one hundred and fifty (150) days without the payment of overtime, the Lessor shall, at the Lessor's expense, repair such damage (exclusive of any property of the Lessee or improvements installed by the Lessee in the Premises) as soon as practicable within said one hundred and fifty
(150) day period, and this Lease shall continue in full force and effect. If the Premises, or so much of the Building as to cause the Premises to be uninhabitable, are damaged by any casualty, and the damage (exclusive of any property of the Lessee or improvements installed by the Lessee in the Premises) cannot be repaired within one hundred and fifty (150) days without the payment of overtime or other premiums, and if the Lessor is unable to provide at least Fifty Percent (50%) of the Premises upon the expiration of the one hundred fifty
(150) day period, the Lessor or the Lessee may, at either party's option, either
(i) repair such damage as soon as practicable at the Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to the other party within thirty (30) days after the date of the occurrence of such damage of the party's intention to terminate this Lease, in which event this Lease shall terminate as of the date of the occurrence of such damage.

                8.2 DAMAGE NEAR END OF TERM. If the Premises, or so much of the Building as to cause the Premises to be uninhabitable, are damaged during the last six (6) months of the term of this Lease, or any renewal thereof, the Lessor may, at the Lessor's option, terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of the Lessor's election to do so within thirty (30) days after the date of occurrence of such damage; provided, however, that if the term of this Lease has been extended for any reason whatsoever, the Lessor's right to terminate this Lease shall only apply during the last six (6) months of the then current term of this Lease.

                  8.3   ABATEMENT OF RENT; LESSEE'S REMEDIES.

                        (A) If the Lessor is obligated or elects to repair the Premises as provided above, the rent payable for the period during which such repair continues shall be abated, in proportion to the degree to which the Lessee's use of the Premises is impaired. Except for such abatement, if any, the Lessee shall have no claim against the Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration. In the event that the Lessor exercises its rights to continue the Lease as provided in Section 8.1 above, and less than one hundred percent (100%) of the Premises is usable by the Lessee, the rent will continue to be abated to the extent not repaired until the entire Premises is restored.

                        (B) If the Lessor is obligated or elects to repair the Premises as provided above, but does not continence such repair within ninety
(90) days after such obligation shall occur, subject to any extension or up to another sixty (60) days for delays beyond the reasonable control of the Lessor, the Lessee may, at the lessee's option, terminate this Lease by giving the Lessor written notice of the Lessee's election to do so at any time prior to the commencement of such repair or restoration, in which event this Lease shall terminate as of the date of such destruction.

                8.4 INSURANCE PROCEEDS UPON TERMINATION. If this Lease is terminated pursuant to any right given the Lessee or the Lessor to do so under this Article 8, all insurance proceeds payable under Section 7.6 with respect to the damage giving rise to such right of termination shall be paid to the Lessor and any encumbrances of the Premises, as their interests may appear.

                8.5 RESTORATION. The Lessor's obligation to restore shall not include the restoration or replacement of the Lessee's furnishings, machinery, equipment, trade fixtures or other personal property or any improvements or alterations made by the Lessee to the Premises.

        9.      PERSONAL PROPERTY TAXES

                The Lessee shall pay prior to delinquency all taxes assessed against, levied upon or attributable to its furnishings, machinery, equipment, trade fixtures or other personal property contained in the Premises or elsewhere and, if required, all improvements to the Premises in excess of the Lessor's "building standard" improvements, provided, however, that nothing contained herein shall require the Lessor to insure the accuracy of any segregation of the same for purposes of Section 3.4(b) hereof. When practicable, the Lessee shall cause said furnishings, machinery, equipment, trade fixtures and all other personal property to be assessed and billed separately from the real property of the Lessor.

        10.     UTILITIES

                The Lessee shall pay for all water, gas, heat, light, power, janitorial services and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered or charged to the Lessee, the Lessee shall pay a pro rata proportion, as part of operating expenses, based on leasable area, of all charges jointly metered or charged with other premises. The Lessor shall not be liable in damages or otherwise unless due to the Lessor's gross negligence for any failure or interruption of any utility services being furnished to the building and no such failure or interruption shall entitle the Lessee to terminate this Lease. In no event shall the Lessor be liable for any such failure or interruption caused by the exercise of governmental authority, strikes, riots, acts of God, war, adverse weather conditions, fire, flood or casualties or acts of third parties beyond the Lessor's control. The operation and control of utilities, air conditioning and any other energy system is subject to compliance with any government authority governing the regulation and use of energy systems within the commercial plumbing, sewer or other utility or service systems or equipment to exercise or use which causes damage to said systems or equipment. Any such damages to equipment caused by the Lessee overloading such equipment shall be rectified by the Lessee, or may, at the Lessor's option, be rectified by the Lessor, at the Lessee's sole cost and expense.

        II.     ASSIGNMENT AND SUBLETTING

                11.1 The Lessee shall not voluntarily or by operation of law sublet, assign, transfer, mortgage or otherwise encumber, or grant concessions, licenses or franchises with respect to all or any part of the Lessee's interest in this Lease or the Premises without the prior written consent of the Lessor, which shall not be unreasonably withheld. If the Lessee desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify the Lessor of its desire to do so and shall submit in writing to the Lessor (i) the name of the proposed sublessee or assignee; (ii) the nature of the proposed sublessee or assignee; (iii) the nature of the proposed sublessee's or, assignee's business to be carried on in the Premises; (iv) the terms and provisions of the proposed sublease or assignment; (v) such reasonable financial information as the Lessor may request concerning the proposed sublessee or assignee, including, but not limited to, a balance sheet as of a date within ninety (90) days of the request for the Lessor's consent, statements of income or profit and loss for the two (2) year period preceding the request for the Lessor's consent, and a written statement in reasonable details as to the business experience of the proposed sublessee or assignee during the five
(5) years preceding the request for the Lessor's consent; and (vi) the name and address of sublessee's or assignee's present or previous landlord. The Lessor may, as a condition to granting such consent, require that the obligations of any assignee which is a subsidiary or affiliate of another corporation be guaranteed by the parent or controlling corporation. Any sublease, license, concession, franchise or other permission to use the Premises shall be expressly subject and subordinate to all applicable terms and conditions of this Lease. Any purported or attempted assignment, transfer, mortgage, encumbrance, subletting, license, concession, franchise or other permission to use the Premises contrary to the provisions of this paragraph shall be void and, at the option of the Lessor, shall terminate this Lease.

                11.2 If the Lessee is a corporation, then a transfer of its stock, or any dissolution, merger or consolidation, only if such transaction causes five (5) or fewer persons who are not currently shareholders of the Lessee to acquire ownership or control of shares of the Lessee's capital stock representing Fifty Percent (50%) or more of the voting power of all of the Lessee's outstanding stock, or the sale or other transfer of all or substantially all of the assets of the Lessee shall constitute an assignment of the Lessee's interest in this Lease within the meaning of this Article 1 1 and the provisions requiring consent contained herein.

                11.3 No subletting, assignment, license, concession, franchise or other permission to use the Premises shall relieve the Lessee of its obligations to pay tile rent or to perform all of the other obligations to be performed by the Lessee hereunder. The acceptance of rent by the Lessor from any other person shall not be deemed to be a waiver by the Lessor of any provisions of this Lease.

                11.4 At any time within ten (10) days after the Lessor's receipt of the information specified in Section 11.I above, the Lessor may by written notice to the Lessee elect (a) to sublease the Premises or the portion thereof so proposed to be subleased by the Lessee, or to take an assignment of the Lessee's leasehold estate hereunder, upon the same terms as those offered to the proposed sublessee or assignee, as the case may be; or (b) to terminate this Lease as to the portion (including all) of the Premises so proposed to be subleased or assigned, with a proportionate abatement in the rent payable hereunder; or (c) disapprove such assignment or subletting. If the Lessor does not act within the ten (10) days, such failure to act is deemed a disapproval of such request for assignment or subletting.

                11.5 Each assignee or transferee, other than the Lessor, shall assume all obligations of the Lessee under this Lease and shall be and remain liable jointly and severally with the Lessee for the payment of the rent, and for the due performance of at tie terms, covenants, conditions and agreements to be performed by the Lessee hereunder; provided, however, that a transferee other than an assignee shall be liable to the lessor for rent only in the amount set forth in the assignment or transfer. No assignment shall be binding on the Lessor unless such assignee or Lessee shall deliver to the Lessor a counterpart of such assignment and an instrument in recordable form which contains a covenant of assumption by such assignee satisfactory in substance and form to the lessor, consistent with the requirements of this Section 11.5, but the failure or refusal of such assignee to execute such instrument of assumption shall not release or discharge such assignee from its liability as set forth above.

                11.6 Consent by the lessor to any subletting or assignment shall be conditioned upon payment by the lessee to the lessor of all "Transfer Consideration" (as hereafter defined) received or to be received, directly or indirectly, by the lessee on account of such assignment or subletting. Transfer Consideration shall be paid to the lessor at the same time or times as the same is due to the Lessee. Failure to pay the lessor the Transfer Consideration, or any portion or installment thereof, shall be deemed a default under this Lease, entitling the Lessor to exercise all remedies available to it under law including, but not limited to, those specified in Article 12 of this Lease. "Transfer Consideration" shall only mean a) in the case of a subletting any consideration paid or given, directly or indirectly, by the sublessee to the lessee pursuant to the sublease for the use of the Premises, or any portion thereof, over and above the rent and any additional rent, however denominated, in this Lease, payable by the lessee to tile lessor for the use of the Premises (or portion thereof), prorating as appropriate the amount payable by the Lessee to the lessor under this Lease, if less than all of the Premises is sublet, net of broker's fees and commissions, and (b) in the case of an assignment only, any consideration paid or given, directly or indirectly, by the sublessee or assignee to the Lessee in exchange for entering into the sublease or assignment, but shall not include reimbursement for any security deposit, reimbursement of any improvements, fixtures or furnishings installed in the Premises by the Lessee or any payment for personal property of the Lessee not in excess of the Lessee's book value thereof net of broker's fees and commissions. As used herein, consideration shall include consideration in any form, including, but not limited to, money, property, assumption of liabilities other than those arising under this Lease, discounts, services, credits or any other item or thing of value. Irrespective of the form of such consideration, the Lessor shall be entitled to be paid in cash in an amount equivalent to the aggregate of the cash portion of the Transfer Consideration and the value of any non-cash portion of the Transfer Consideration. If any Transfer Consideration is to be paid or given in installments, the Lessee shall pay each such installment at the time the same is to be paid or given. Notwithstanding the foregoing, Transfer Consideration shall not include the proceeds from the sales of stock by the Lessee or its shareholders, and the Lessor and the Lessee agree that this provision is only intended to apply to any profit realized by the Lessee from the increased rental value of the office space which constitutes the Premises, and not from any profit realized in any kind of sale or merger or stock or debt offering, or any similar corporate transaction by the Lessee.

                11.7 The Lessee shall reimburse the Lessor for the Lessor's reasonable costs and attorneys' fees incurred in conjunction with the processing and documentation of any assignment, subletting, transfer, change of ownership or hypothecation of this Lease or the Lessee's interest in the Premises.

        12.     DEFAULTS; REMEDIES

                12.1 DEFAULT BY LESSEE. The occurrence of any one or more of the following events shall constitute a default of this Lease by the Lessee:

                        (A) The vacating or abandonment of the Premises by the Lessee combined with the failure to pay rent;

                        (B) The failure of the Lessee to make any payment of rent or any other payment required to be made by the Lessee hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from the Lessor to the Lessee; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161;

                        (C) The failure by the Lessee to observe or perform any of the covenants, conditions or provisions of this Lease (or the covenants, conditions and restrictions governing the Project) to be observed or performed by the Lessee, other than described in Paragraph 12.1 (b) hereof, where such failure shall continue for a period of thirty (30) days after written notice thereof from the Lessor to the Lessee; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161; provided, further, that if the nature of the Lessee's default is such that more than thirty (30) days are reasonably required for its cure, then the Lessee shall not be deemed to be in default if the Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion; or

                        (D) The making by the Lessee of any general assignment or general arrangement for the benefit of creditors; the filing by or against the Lessee of a petition to have the Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against the Lessee, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of the Lessee's assets located at the Premises, or of the Lessee's interest in this Lease, where possession is not restored to the Lessee within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of the Lessee's assets located at the Premises or of the Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days.

                12.2 REMEDIES FOR DEFAULT BY LESSEE. In the event of any such default, the Lessor may at any time thereafter, upon notice and demand and without limiting the Lessor in the exercise of any other right or remedy which the Lessor may have by reason of such default or breach:

                        (A) Terminate the Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and the Lessee shall immediately surrender possession of the Premises to the Lessor. In such event, the Lessor shall be entitled to recover from the Lessee:

                             (1) The worth at the time of award of the unpaid
rent which has been earned at the time of termination;

                             (2) The worth at the time of award of the amount by
which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the lessee proves could have been reasonably avoided;

                             (3) The worth at the time of award of the amount by
which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and

                             (4) Any other amount necessary to compensate the
Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to: the cost of recovering possession of the Premises, expenses of releasing including necessary renovation and alteration of the Premises, reasonable attorneys' fees and any other reasonable cost, the "worth at the time of award" of the amounts referred to in subparagraphs (1) and (2) above shall be computed by allowing interest at three (3) percentage points above the discount rate of the Federal Reserve Bank of San Francisco at the time of the award. The "worth at the time of award" of the amount referred to in subparagraph (3) above shall be computed by discounting such amount at three (3) percentage points above such discount rate.

                        (B) Suspend or discontinue the services specified in
Article 10 above, or any thereof, during the continuance of any such default and any such suspension or discontinuance shall not be deemed or construed to be an eviction or ejection of the Lessee.

                        (C) Require the Lessee to make payment of all rental obligations in cash or by certified cashier's check.

                        (D) Pursue any other remedy now or hereafter available to the Lessor under the laws or judicial decisions of the Sate of California, including, but not limited to, the remedy provided in California Civil Code
Section 1951.4 to continue this Lease in effect.

                        (E) The Lessor, in addition to the rights herein before given in the case of the Lessee's breach or default, may pursue any other remedy available to the Lessor at law or in equity.

                12.3 DEFAULT BY LESSOR. The Lessor shall not be in default of any of the obligations of the Lessor under the Lease, unless the Lessor fails to perform such obligations within a reasonable time, but in no event more than thirty (30) days after written notice by the Lessee to the Lessor specifying wherein the Lessor has failed to perform such obligations; provided, however, that if the nature of the Lessor's default is such that more than thirty (30) days are required for its cure, the Lessor shall not be in default if the Lessor commences such cure within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In the event of any such default by the Lessor, the Lessee may pursue any remedy now or hereafter available to the Lessee under the laws of judicial decisions of the State of California, except that the Lessee shall not have the right to terminate this Lease except as expressly provided herein nor to set off against any payments due under this Lease. The Lessee waives any right to deduct the expenses of repairs done by the Lessor on the Lessor's behalf from the rent and waives, except as herein provided, any of the Lessor's obligations for tenantability of the Building or the Premises.

                12.4 LATE CHARGES. The Lessee acknowledges that the late payment by the Lessee to the Lessor of rent and other sums due hereunder will cause the Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on the Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from the Lessee shall not be received by the Lessor, or the Lessor's designee, within ten
(10) days after the same is due, the Lessee shall pay to the Lessor a late charge equal to five percent (5%) of such overdue amount, monthly, until such overdue amount is paid. The Lessee acknowledges that such late charge represents a fair and reasonable estimate of the cost that the Lessor will incur by reason of a late payment by the Lessee. Acceptance of such late charge by the Lessor shall in no event constitute a waiver of the Lessee's default with respect to such overdue amounts nor prevent the Lessor from exercising any of the other rights and remedies granted hereunder.

        13.     CONDEMNATION OR RESTRICTION ON USE

                13.1 EMINENT DOMAIN. If the whole of the Premises, or so much thereof as to render the balance unusable by the Lessee, shall be taken under power of eminent domain, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. No award for any partial or entire taking shall be apportioned, and the Lessee hereby assigns to the Lessor any award which may be made in such taking or condemnation, together with any and all rights of the Lessee now or hereafter arising in or to the same or any part thereof, provided, however, that nothing contained herein shall be deemed to give the Lessor any interest in or to require the Lessee to assign to the Lessor any award made to the Lessee for its relocation expenses, the taking of personal property and fixtures belonging to the Lessee, the interruption of or damage to the Lessee's business and/or for the Lessee's unamortized cost of leasehold improvements. The unamortized portion of the Lessee's expenditures for improving the Premises shall be determined by multiplying such expenditures by a fraction, the numerator of which shall be the number of years of the term of this Lease which shall not have expired at the time of such appropriation or taking and the denominator of which shall be the number of years of the term of this Lease which shall not have expired at the time of improving the Premises. In no event shall options to renew or extend be taken into consideration in determining the payment to be made to the Lessee. The Lessee's right to receive compensation or damages for its fixtures and personal property shall not be affected in any manner thereby.

                13.2 ABATEMENT OF RENT. In the event of a partial taking which does not result in a termination of this Lease, rent shall be abated in proportion to that part of the Premises so made unusable by the Lessee.

                13.3 TEMPORARY TAKING. No temporary taking of the Premises and/or of the Lessee's rights therein or under this Lease shall terminate this Lease or give the Lessee any right to any abatement of rent hereunder; and any award made to the Lessee by reason of any such temporary taking shall belong entirely to the Lessee and the Lessor shall not be entitled to share therein.

                13.4 VOLUNTARY SALE AS TAKING. A voluntary sale by the Lessor to any public body or agency having the power of eminent domain, either under threat of condemnation while condemnation proceedings are pending, shall be deemed to be a taking under the power of eminent domain for the purpose of this
Article 13.

        14.     BROKERS

                The Lessor acknowledges its obligation to pay a single commission to the broker(s) specified in item 9 of the Basic Lease Provisions, if any, which will be payable by the lessor pursuant to a separate written agreement with the brokers. The Lessee represents and warrants that it has neither incurred nor is aware of any other broker's, finder's, or similar fee in connection with the origin, negotiation, execution or performance of this Lease and agrees to indemnify and hold harmless the Lessor from any loss, liability, damage, cost or expense incurred by reason of a breach of this representation.

        15.     LESSOR'S LIABILITY

                15.1 The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title or a Lessee's interest in a ground lease of the Building. In the event of any transfer of such title or interest, the Lessor herein named (and in case of any subsequent transfers, the then grantor) shall be relieved from, and after the date of such transfers of all liability for the Lessor's obligations thereafter to be performed; provided, however, that any funds in the hands of the Lessor or the then grantor at the time of such transfer in which the Lessee has an interest shall be delivered to the grantee. The obligations contained in this Lease to be performed by the Lessor shall, subject as aforesaid, be binding on the Lessor's successors and assigns only during their respective periods of ownership.

                15.2 The initial Lessor hereunder is a joint venture operating as a California partnership. In consideration of the benefits accruing hereunder, the Lessee, its successors and assigns, agree that, in the event of any actual or alleged failure, breach or default hereunder by the initial
Lessor:

                        (A) The sole. and exclusive remedy shall be against the assets of the joint venture;

                        (B) No joint venturer shall be sued or named a party in any suit or action (except as may be necessary to secure jurisdiction of the joint venture);

                        (C) No service of process shall be made against any joint venturer (except as may be necessary to secure jurisdiction of the joint venture);

                        (D) No joint venturer shall be required to answer or otherwise plead to any service of process;

                        (E) No judgment will be taken against any joint venturer;

                        (F) Any judgment taken against any joint venturer may be vacated and set aside at any time nunc pro tunc;

                        (G) No writ of execution will ever be levied against the assets of any joint venturer; and

                        (H) These covenants and agreements are enforceable by the Lessor and also by any joint venturer thereof.

        16.     PARKING

                During the term of this Lease, the Lessee shall have the right in common with other tenants of the Building (if any) and any adjacent buildings, to use the parking area available to tenants of the Building. The Lessee's use of such parking facilities or that of its invitees shall be limited to a maximum of the number of parking spaces shown in item 10 of the Basic Lease Provisions (but such space will not be separately identified and the Lessor shall have no obligation to monitor the use of such parking facility), and shall be subject to such rules and regulations as may be established, from time to time, by the Lessor for the effective use of such parking facilities. Such rules and regulations may include, but shall not be limited to, designation of specific areas for use by invitees of the Lessee and the Lessor; hours during which parking shall be available for use; parking attendants; a parking validation or other control system to prevent parking abuse; and such other matters affecting the parking operation to the end that said facilities shall be utilized to maximum efficiency and in the best interest of the Lessor, the Lessee and their respective invitees. The Lessor may temporarily close any part of the Common Area for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repair or alterations. The Lessor shall not have any express or implied obligation to enforce or police the parking lot usage. The Lessee's right to use any area for parking purposes shall be subject to restrictions or other limitations resulting from any laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and no such event shall in any way affect this Lease, abate rent, relieve the Lessee of any liabilities or obligations under this Lease, or give rise to any claim whatsoever against the Lessor; specifically, the Lessee's right to use any area for parking purposes shall be subject to any preferential parking program for participants in any ridesharing program established by the Lessor. If the Lessor reasonably determines that the Lessee is regularly using in excess of the number of parking spaces specified in item 10 of the Basic Lease Provisions, the Lessor may, in addition to any other remedy, impose a reasonable charge for such excess usage, payable by the Lessee upon demand.

         17.    GENERAL PROVISIONS

                17.1    ESTOPPEL CERTIFICATE

                        (A) The Lessee shall at any time, and from time to time, upon not less than ten (10) days' prior written notice from the Lessor, execute, acknowledge and deliver to the Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are no, to the Lessee's knowledge, uncured defaults on the part of the Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

                        (B) The Lessee's failure to deliver such statement within such time shall be conclusive upon the Lessee that (i) this Lease is in full force and effect without modification except as may be represented by the Lessor, (ii) there are no uncured defaults in the Lessor's performance, and
(iii) not more than one (1) month's rent has been paid in advance.

                        (C) If the Lessor desires to finance or refinance the Premises, or any part thereof, the Lessee shall deliver to any lender designated by the Lessor such financial statements of the Lessee as may be reasonably required by such lender. All such financial statements shall be received by the Lessor in confidence and shall be used only for the purposes herein set forth.

                17.2 SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

                17.3 TIME OF ESSENCE. Time is of the essence in the performance of all terms and conditions of this Lease in which time is an element.

                17.4 CAPTIONS. Article and paragraph captions have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

                17.5 NOTICES. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to be delivered and received
(a) when personally delivered, or (b) on the second business day after the date on which deposited in the United States mails, certified or registered mail, postage prepaid, return receipt requested, addressed to the Lessor and the Lessee respectively at the addresses set forth before their signatures to the Basic Lease Provisions, or to such other or additional persons or at such other addresses as may, from time to time, be designated in writing by the Lessor or the Lessee by notice pursuant hereto.

                17.6 WAIVERS. No waiver of any provision hereof shall be deemed a waiver of any other provision hereof. Consent to or approval of any act by one of the parties hereto shall not be deemed to render unnecessary the obtaining of such party's consent to or approval of any subsequent act: The acceptance of rent hereunder by the Lessor shall not be a waiver of any preceding breach by the Lessee of any provision hereof, other than the failure of the Lessee to pay the particular rent so accepted, regardless of the Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

                17.7 HOLDING OVER. If the Lessee holds over after the expiration or earlier termination of the term hereof without the express written consent of the Lessor, the Lessee shall become a tenant at sufferance only at One Hundred and Twenty-Five Percent (125%) of the monthly rent for the Premises then in effect for the space, in effect upon the date of such expiration or earlier termination (subject to adjustment as provided in Article 3 hereof and prorated on a daily basis), and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by the lessor of rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal. The foregoing provisions of this paragraph are in addition to and do not affect the Lessor's right of re-entry or any other rights of the Lessor hereunder or as otherwise provided by law.

                17.8 CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

                17.9 INUREMENT. Subject to any provisions hereof restricting assignment or subletting by the Lessee and subject to the provisions of Article 15 hereof, the terms and conditions contained in this Lease shall bind the parties, their personal representatives, successors and assigns.

                17.10 CHOICE OF LAW. This Lease shall be governed by the laws of the State of California.

                17.11 SUBORDINATION. This Lease shall, at the Lessor's. option, be either superior or subordinate to mortgages or deeds of trust on the Premises, whether now existing or hereinafter created and subject to receipt by the Lessee of a non-disturbance agreement from such lender(s). The Lessee shall, upon written demand by the Lessor, execute such instruments as may be required, from time to time, to subordinate the rights and interest of the Lessee under this Lease to the lien of any mortgage or deed of trust on the Building. Notwithstanding any such subordination, so long as the Lessee is not in default hereunder, this Lease shall not be terminated or the Lessee's quiet enjoyment of the Premises disturbed in the event such mortgage or deed of trust is foreclosed. In the event of such foreclosure, the Lessee shall thereupon become a Lessee of, and attorn to, the successor in interest to the Lessor on the same terms and conditions as are contained in this Lease.

                17.12 ATTORNEYS' FEES. If any action at law or equity, including an action for declaratory relief, is brought to enforce the provisions of this Lease, the prevailing party shall be entitled to recover actual attorneys' fees incurred in bringing such action and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of the action and shall be paid whether or not such action is prosecuted to judgment. The attorneys' fees to be awarded the prevailing party may be determined by the court in the same action or in a separate action brought for that purpose. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of actual attorneys' fees and costs incurred in enforcing such judgment. The award of attorneys' fees shall not be computed in accordance with any court schedule, but shall be made so as to fully reimburse the prevailing party for all attorneys' fees, paralegal fees, costs and expenses actually incurred in good faith, regardless of the size of the judgment, it being the intention of the parties to fully compensate the prevailing party for all attorneys' fees, paralegal fees, costs and expenses paid or incurred in good faith. For purposes of this section, attorneys' fees shall include, without limitation, attorneys' fees, paralegal fees, costs and expenses incurred in relation to any of the following: post-judgment motions; contempt proceedings, garnishment, levy and debtor or third party examinations; discovery; and bankruptcy litigation.

                17.13 LESSOR'S ACCESS. The Lessor and the Lessor's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lessees, or lenders, and making such alterations, repairs, improvements or additions to the Premises or to the Building as the Lessor may deem necessary or desirable. The Lessor may at any time place on or about the Building any ordinary "For Sale" signs and the Lessor may, at any time during the last one hundred eighty (180) days of the term hereof (or during any period in which the Lessee is in default under this Lease), place on or about the Building any ordinary "For Sale", "For Lease" or similar signs, all without rebate of rent or liability to the Lessee.

                17.14 CORPORATE AUTHORITY. If the Lessee is a corporation, the Lessee shall, at the Lessor's request, require that each individual executing this Lease on behalf of said corporation represent and warrant that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. The Lessee shall also, at the Lessor's request, within thirty (30) days after execution of this Lease, deliver to the Lessor a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

                17.15 SURRENDER OR CANCELLATION. The voluntary or other surrender of this Lease by the Lessee, or a mutual cancellation thereof, shall not work a merger, and shall terminate all or any existing subleases, unless the Lessor elects to treat such surrender or cancellation as an assignment to the Lessor of any or all of such subleases.

                17.16 ENTIRE AGREEMENT. This Lease, the exhibits hereto which by this reference are incorporated herein as though set forth in full herein, covers in full each and every agreement of every kind or nature whatsoever between the parties hereto concerning the Premises and the Building, and all preliminary negotiations and agreements of whatsoever kind or nature are merged herein. The Lessor has made no representations or promises whatsoever with respect to the Premises or the Building, or the design configuration of the Project, except those contained herein, and no other person, form or corporation has at any time had any authority from the Lessor to make nay representations or promises on behalf of the Lessor. If any such representations or promises have been made by others, the Lessee hereby waives all right to rely thereon. No verbal agreement or implied covenant shall be held to vary the provisions hereof, any statute, law or custom to the contrary notwithstanding.

                Except as otherwise provided herein, nothing expressed or implied herein is intended or shall be construed to confer upon or grant any person any rights or remedies under or by reason of any term or condition contained in this Lease.

                17.17 SIGNS. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed to or near any part of the outside or inside of the Building without the written consent of the Lessor first had and obtained and without full compliance with all governmental requirements and with the Project Signage Plan and any other required consents. The Lessor shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to the Lessee and at the expense of the Lessor. The Lessor will provide the signs described in Section 18.6 hereof which shall be installed at the Lessor's sole cost and expense. All other signs will be at the Lessee's expense. The Lesse6 further agrees to maintain any such approved signs, as may be approved by the Lessor, in good condition and repair at all times. The Lessee shall not place any sign on a vehicle or movable or non-movable object in or on the street adjacent to the Project.

                17.18 INTEREST ON PAST DUE OBLIGATIONS. Any amount due from the Lessee to the Lessor hereunder which is not paid when due shall bear interest at three (3) percentage points above the discount rate of the Federal Reserve Bank of San Francisco at the time of the award from the date due until paid, but the payment of such interest shall not excuse or cure any default by the Lessee.

                17.19 GENDER; NUMBER. Whenever the context of this Lease requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural.

                17.20 RECORDING OF LEASE. The Lessee shall not record this Lease without the express written consent of the Lessor. If such permission is granted, at the expiration or sooner termination of this Lease, the Lessee shall execute, acknowledge and deliver to the Lessor, within ten (10) days after written demand from the Lessor, any quitclaim deed or other document reasonably required by any reputable title company to remove the cloud of this Lease from the title of the real property subject to the Lease.

                17.21 WAIVER OF SUBROGATION. The Lessor and the Lessee each hereby waive any and all rights of recovery against the other, or against the officers, employees and agents and representatives of the other, for loss of or any damage to such waiving party or its property, or the property of others under its control, to the extent that such loss or damage is insured against under any valid and collectible insurance policy in force at the time of such loss or damages. The Lessee shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

                17.22 CONFIDENTIALITY OF LEASE. The Lessee acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of the Lessor. Disclosure of the terms hereof could adversely affect the ability of the Lessor to negotiate other leases with respect to the Building and impair the Lessor's relationship with other tenants of the Building. The Lessee agrees that it, its partners, officers, directors, employees and attorneys, shall not disclose the terms and conditions of this Lease to any other person without the prior written consent of the Lessor. It is understood and agreed that damages would be an inadequate remedy for the breach of this provision by the Lessee, and the Lessor shall have the right to specific performance of this provision and to injunctive relief to prevent its breach or continued breach. There shall be excluded from this obligation any filing required by the Securities and Exchange Commission or any other disclosure required by law.

                17.23 QUIET ENJOYMENT. Provided the Lessee has performed all of the terms, covenants, agreements and conditions of this Lease, including the payment for rent and all other sums due hereunder, the Lessee shall peaceably and quietly hold and enjoy the Premises for the term hereof, but subject to the provisions and conditions of this Lease against the Lessor and all persons claiming by, through or under the Lessor. The Lessee's right to use the Premises and the Common Area as herein provided shall be subject to restrictions or other limitations or prohibitions resulting from any laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and no such event shall in any way affect this Lease, abate rent, relieve the Lessee of any liabilities or obligations under this Lease.

                17.24 WINDOW COVERAGE. The Lessor shall select a standard mini-blind type and color for all windows to be covered by the Lessee. No window covering, including, but not limited to, coatings or draperies, shall be used by the Lessee without the Lessor's written approval.

                17.25 MATERIALS STORAGE RESTRICTIONS. The Lessee agrees to conduct its business so as not to violate or exceed the design standards of the fire protection system or any insurance policies maintained by the Lessor pursuant to Article 7.

                17.26 NO AGENCY. Neither party is the agent or partner of the other, and the legal relationship between the parties hereto shall be governed solely by the terms of this Lease when duty executed by both parties with respect to the transactions contemplated hereby.

                17.27 FORCE MAJEURE. Notwithstanding any of the items set forth above, the Lessor shall bear no liability of whatever kind to the Lessee if, despite the Lessor's exercise of due diligence, the Lessor's carrying out of its obligations, as defined herein, prevented or delayed by legal action, nor by the exercise of governmental authority, whether Federal, State of County, or other or by force majeure, strikes, riots, acts of God, war, adverse weather conditions, fire, unavoidable casualties, or acts of third parties beyond the Lessor's control.

                17.28 ACCORD AND SATISFACTION. No payment by the Lessee or receipt by the Lessor of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and the Lessor may accept such check or payment without prejudice to the Lessor's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

                17.29 FINANCIAL STATEMENTS. The Lessee shall deliver to the Lessor, prior to the execution of this Lease, its financial statement, and the annual financial statements of the Lessee within ninety (90) days after the end of the Lessee's fiscal year, which shall be certified by the Lessee as true and correct. The Lessee shall also provide financial statements of any guarantor of this Lease, which shall be certified as true and correct by such guarantor. Such financial statements shall be based upon generally accepted accounting principles applied on a consistent basis. The financial statements shall clearly show sufficient information to accurately depict the financial condition of the Lessee as of the date thereof. Any misrepresentations in the Lessee's financial statements will be considered, at the Lessor's option, as a breach of a material provision of this Lease. If the Lessee is a partnership or joint venture, such financial statements shall, upon the Lessor's request, be accompanied by similar financial statements of each general partner or joint venture of the Lessee. Such similar statements shall be certified to be true and correct by the subject thereof. Within five (5) days following written request by the Lessor delivered after any default by the Lessee in the payment of any sums owing under this Lease, whether or not any time period allowed for the cure of such default has expired, the Lessee shall provide the Lessor with copies of the Lessee's financial statement for the end of the most recent quarter of the Lessee's fiscal year, and the Lessee's financial statement (including year to date information) for the end of the month preceding such default. In each case, such financial statement shall meet all of the preceding requirements for annual financial statements. The Lessee's failure to deliver the financial statements contemplated hereby within the time specified shall constitute a material default by the Lessee under this Lease.

                17.30 SUPERSEDES PROPOSAL TO LEASE. This Lease supersedes any proposals regarding the leasing of the Premises, whether written or oral, and any such proposals will be terminated, and of no force or effect, effective upon the execution of this Lease.

                17.31 CONSTRUCTION. The provisions of this Lease should be liberally construed to effectuate its purposes. The language of all parts of this Lease shall be construed simply according to its plain meaning and shall not be construed for or against either party, as each party has participated in the drafting of this Lease and had the opportunity to have their counsel review it. Whenever the context and construction so requires, all words used in the singular shall be deemed to be used in the plural, all masculine shall include the feminine and neuter, and vice versa.

                17.32 NON-DISTURBANCE AGREEMENT. The parties shall execute, concurrently with the execution of this Lease, the Non-Disturbance and Attornment Agreement attached as Exhibit "D", which is incorporated by this reference. The Lessor shall obtain its lender's execution of said agreement as soon as reasonably practical after execution by the parties, and furnish the Lessee with a fully executed copy.

        18.       CONSTRUCTION

                18.1 The Lessor shall cause the construction of the Lessee's improvements in the Premises in accordance with mutually approved Lessee improvement plans and outline specifications, which will be prepared at the Lessee's expense (as part of the costs provided in Section 18.4 below), and which will be initialed by the Lessor and the Lessee before the execution of this Lease. No changes shall be made in the initially approved plans and specifications without the prior written approval of the Lessor and the lessee. Any such changes or additions caused by the Lessee or any Governmental authority shall be made at the sole cost of the Lessee and all additional expenses incurred by the Lessor with respect to these changes (except changes requested by the Lessor) shall be reimbursed to the Lessor by the Lessee upon demand. The Lessor will not provide any modifications to initially approved Plans and Specifications, unless the Lessee has deposited with the Lessor the additional cost to be incurred for all such alterations or modifications. Any such changes which cause a delay or any other delays caused by the Lessee or the Lessee's agents may postpone occupancy of the Premises beyond the Commencement Date (in which case the same shall be adjusted to the aggregate delays), but there shall be no abatement of the Lessee's rent as a result of any such delay. Failure by the Lessee to accomplish, complete and approve plans and specifications for the Lessee's improvements in a timely fashion shall be a material breach of this Lease and, at the Lessor's option, this Lease may be canceled or the monthly rent shall begin on the date indicated in item 7 of the Basic Lease Provisions. Under no circumstances shall the Lessor be charged with any delay whatsoever as a result of non-standard improvement work. The Lessee acknowledges that the Lessor's affiliated entity will complete the construction. The Lessee will cooperate and execute any documents required by the Lessor's lender in connection with all such improvements and will agree if required by the Lessor's lender to make a portion of the rental payments due the Lessor hereunder directly to such Lender as specified by the Lessor, provided that the Lessee will not be required to pay any additional rent than that otherwise specified in this Lease.

                18.2 The Lessor shall, at its expense, promptly correct all items not conforming with the plans and specifications of which the Lessor is notified by the Lessee in writing within thirty (30) days after the Lessee takes possession of the Premises.

                18.3 The Lessor warrants the Building and the Lessee's improvements installed in the Premises by the Lessor against any defects in materials and workmanship of which the Lessor is notified by the Lessee in writing within one (1) year after the date of completion of the work in question. The Lessor further warrants that the construction of the Building and such tenant improvements will upon completion comply with all applicable statutes, ordinances, rules, regulations, orders and requirements of Governmental authorities in effect as of the commencement of the lease term.

                18.4 The Lessor shall construct, at the Lessor's cost, not to exceed ONE HUNDRED TEN THOUSAND DOLLARS ($110,000) (the "Improvement Allowance") , as shown on Exhibit A hereto which shall include all architect fees, permits, other soft costs and the costs of the improvements. The Lessee shall be the owner of any improvements in excess of the allowance during the term of this Lease, but the ownership of such improvements shall revert to the Lessor upon the expiration of this Lease. Any change orders to the originally approved contract which are requested by the Lessee shall be forwarded to the Lessor or the Lessor's designated contractor for costing and approval. The Lessee shall be given a written cost estimate for the completion of said change order which must be approved and paid for by the Lessee prior to the commencement of work. To the extent that the Improvement Allowance is not expended as provided herein, the Lessor will provide up to TWENTY THOUSAND DOLLARS ($20,000) in modular office partitions and modular furniture, which will remain in the Premises upon termination of this Lease. For example, if TEN THOUSAND DOLLARS ($10,000) of the Improvement Allowance is not expended, then TEN THOUSAND DOLLARS ($10,000) would be used for such partitions or furniture.

                18.5 Tender of possession of the Premises by the Lessor to the Lessee may not take place prior to the time the Premises have been completed. The Premises shall be deemed completed when construction has been substantially completed in accordance with the plans and specifications as set forth in this
Article 18. Taking of possession by the Lessee of the Premises shall constitute an acknowledgment that the Premises have been satisfactorily completed and the Lessor shall have no further responsibility with respect to conclusion, except as expressly set forth in Section 18.3 and 18.4 hereof.

                18.6 The Lessor shall pay for a sign to be placed on the facade of the Building in which the premises is located, and a directory sign, which shall be approved by the Lessor and shall be similar in size, nature and style to existing signage. This provision shall supersede any provision to the contrary set forth in the Rules and Regulations attached hereto as Exhibit C.

                18.7 Within ten (10) days of occupancy of the Premises by the Lessee, the Lessor will pay the Lessee a TWELVE THOUSAND DOLLAR ($12,000) moving allowance.

                18.8 Except as provided herein, the Premises will be delivered in "as is" condition.

        19.     RENEWAL OPTION.

                19.1 The Lessor hereby grants to the Lessee the right to renew this Lease for one (1) period of five (5) years (the "Option Period"), upon the same terms, covenants and conditions as are provided in this Lease, except that Initial Annual Rent for the Option Period will be the Initial Annual Rent in effect at the termination of the Initial Term of the Lease, as increased on the first day of the Option Period and each year thereafter as provided in Section
19.2 below.

                The Lessee shall give notice to the Lessor in writing of the Lessee's election to exercise such option no less than six (6) months prior to the expiration of the Term or of any previously exercised option. The Lessee shall not be entitled to exercise the five (5) year option if, at the time of such exercise, the Lessee is in default of any provision of this Lease as defined in Section 12.1 and such default is not cured by the Lessee, either before or after exercise of the option, within thirty (30) days after written notice of said default from the lessor to the Lessee, or if the Lessor has in good faith delivered to the Lessee more than two (2) notices of default under the Lease.

                19.2 The annual rent shall be increased as of the start of each year of the Option Period commencing with the first day of the Option Period (the "Adjustment Date") to reflect any increase in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, "Urban Wage Earners and Clerical Workers (Revised) Series) All Items Los Angeles-Anaheim-Riverside Average(1982-1984=100)". The index for said subgroup applicable for the month of December, 1993 shall be considered the "base", and the annual rent following each Adjustment Date shall be computed by adjusting the annual rent payable for the preceding calendar year thereof by the percentage change in the index as of the Adjustment Date over the "base". If as of any Adjustment Date there shall not exist the Consumer Price Index in the same format as set forth above, the parties shall substitute any official index as may then be in existence and shall be most nearly equivalent thereto. If the parties shall be unable to agree upon a successor index, the parties shall refer the choice to arbitration in accordance with the rules of the American Arbitration Association. Notwithstanding the foregoing, the annual increase will not be less than Two Percent (2%) nor more than Eight Percent (8%) per year. This provision shall not apply to the Building Operating Expenses or Common Area Operating Expenses.

                Within ninety (90) days after each Adjustment Date, the Lessor shall furnish the Lessee with a written statement showing the percentage change in the index for the period ending on the Adjustment Date and specifying the increase, if any, in the annual rent subsequent to the Adjustment Date, taking into account all prior adjustments to annual rent for the period preceding the Adjustment Date pursuant to this paragraph above and applying any percentage increase in the index to the annual rent as previously adjusted. At the rental payment date next following the Lessee's receipt of such statement, the Lessee shall pay to the Lessor an amount equal to one-twelfth (1/12th) of the adjustment pursuant to this Paragraph (b) multiplied by the number of rent payment dates (including the current one) since the relevant Adjustment Date. Subsequent rental payments shall be increased by one-twelfth (1/12th) of the adjustment pursuant to this Paragraph (b).

                                    EXHIBIT C

                        RULES AND REGULATIONS ATTACHED TO
                          AND MADE A PART OF THIS LEASE

         1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Building without the written consent of Lessor first had and obtained and Lessor shall have the right to remove any such sign, placard, picture, advertisement, name or notice to and at the expense of Lessee.

               All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Lessee by a person approved of by the Lessor.

               Lessee shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

         2. The directory or name identification of the Building, if any, will be provided exclusively for the display of the names and location of Lessee and other Lessees in the Building, and Lessor reserves the right to exclude any other names therefrom.

         3. All sidewalks, halls, passages, exits, entrances of the Building, if any, shall not be obstructed by any Lessee or used by him for any purpose other than for ingress to and egress from his respective Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and the Lessor shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Lessor shall be prejudicial to the safety, character, reputation and interests of the Building and its Lessees, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Lessee normally deals in the ordinary course of Lessee's business unless such persons are engaged in illegal activities. No Lessee and no employee or invites of any Lessee shall go upon the roof of the Building without the prior consent of Lessor. For purposes of Lessee's obligations, if any, of repair and maintenance of the heating, ventilating and air conditioning systems of the Premises, Lessee shall use a maintenance firm selected or designated by Lessor unless Lessee demonstrates by written evidence reasonably satisfactory, to Lessor that the rates quoted by such firm for such work are not competitive with rates quoted by one or more other firms which Lessee proposes to use.

         4. Lessee may install new or additional locks or any bolts on any door of the premises; however, Lessee shall provide Lessor with access to the premises in the event of an emergency access requirement upon one hour notice.

         5. Lessee shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof.

         6. Lessee shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Lessor or other occupants or the Building by reason of noise, odors and/or vibrations, or interfere in any way with other Lessees or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises of the Building.

         7. Any cooking shall be limited to the use of microwave ovens for the preparation of food items, tea, hot chocolate and similar items by Lessee for its employees and business visitors shall be permitted. Nor shall the Premises be used for washing clothes, for lodging, or for any improper, objectionable or immoral purposes.

         8. Other than stored in a proper manner allowed for by County ordinances and in a manner consistent with Exhibit DI of this Lease, Lessee shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Lessor. Any permitted corrosive, flammable or other special wastes shall be handled for disposal as directed by Lessor.

         9. Each Lessee, upon the termination of his tenancy, shall deliver to the Lessor the keys of offices, rooms and toilet rooms, if any, which shall have been furnished the Lessee or which the Lessee shall have had made, and in the event of loss of any keys so furnished, shall pay the Lessor therefor.

         10. No Lessee shall lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by the Lessor. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the Lessee by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

         11. Lessee shall see that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Lessee or Lessee's employees leave the Building, and that all electricity shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Lessee shall make good all injuries sustained by other tenants or occupants of the Building or Lessor.

         12. Lessor reserves the right to exclude or expel from the Building any person who, in the judgment of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Building.

         13. Requirements of Lessee as to any matters within Lessor's obligations pursuant to its Lease will be attended to only upon application at the Lessee's address for notices. Employees of Lessor shall not perform any work or do anything outside of their regular duties unless under special instructions from the Lessor, and no employee will admit any person (Lessee or otherwise) to any office without specific instructions from the Lessor.

         14. Lessor shall have the right, exercisable without notice and without liability to Lessee, to change the name and street address of the Building of which the Premises are a part.

         15. Lessee shall not disturb, solicit or canvass any occupant of the Building and shall cooperate to prevent same.

         16. Without the written consent of Lessor, Lessee shall not use the name of the Building in connection with or in promoting or advertising the business of Lessee except as Lessee's address.

         17. Lessee's use of the common areas shall be limited to access and parking purposes and under no circumstances shall Lessee be permitted to store any goods or equipment, conduct any operations, or construct or place any improvements, barriers or obstructions in the common areas, or otherwise adversely affect the appearance thereof.

         18. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

         19. Lessee shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of its premises.

         20. Lessor reserves the right to make such other and further nondiscriminatory Rules and Regulations as in its reasonable judgment may be necessary for the safety, care and cleanliness of the Premises and the Building and for the preservation of good order therein. Lessee agrees to abide by all such Rules and Regulations which are adopted.

                               AMENDMENT TO LEASE

               THIS AMENDMENT TO LEASE (this "Amendment") is dated as of October __, 1996, between Computer Motion, Inc., as Lessee ("Lessee"), and University Business Center Associates, as Lessor ("Lessor").

                                R E C I T A L S:

               WHEREAS, Lessee and Lessor entered into that certain Lease dated January 19, 1994, pursuant to the terms of which Lessee leases 12,820 square feet of the property commonly known as the University Business Center located at 130 Cremona Drive in Goleta, California (the "Building"), as more particularly set forth therein. All terms not otherwise defined herein shall have the meaning given to such terms in the Lease;

               WHEREAS, Lessor and Lessee hereby desire to expand the space covered by the Lease to include additional space in the Premises containing 2,360 rentable square feet on the ground floor of the Building, as depicted on Exhibit A attached hereto and made a part hereof (The "Storz Space") commencing on the Storz Effective Date (as defined below). The leasing of the Storz Space shall increase the total area leased to Lessee under the Lease to 15,180 square feet;

               WHEREAS, Lessor and Lessee hereby desire to further expand the space covered by the Lease to include additional space in the Premises containing 2,325 rentable square feet on the second floor of the Building, as depicted on Exhibit B attached hereto and made a part hereof (the "BDC Space") commencing on the BDC Effective Date (as defined below). The leasing of the BDC Space shall increase the total area leased to Lessee under the Lease to 17,505 square feet; and

               WHEREAS, Lessee and Lessor desire to amend the Lease as set forth herein.

               NOW THEREFORE, in consideration of the foregoing, the benefits to be derived by both parties hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, intending to be legally bound hereby, Lessee and Lessor hereby agree as follows:

1. Additional Storz Space. From and after the Storz Effective Date, the description of the Premises set forth in the Lease shall, without further act on the part of Lessor or Lessee, be deemed amended so that the Storz Space shall be deemed to be and shall be referred to as the Premises under the Lease and the rentable square feet constituting the Premises shall be deemed to be 15,180 rentable square feet.

2. Storz Effective Date. Except for Sections 13 through 15 hereof, this Amendment shall be effective on November 25, 1996 (the "Storz Effective Date"), provided that Lessor gives Lessee five (5) business days' written notice thereof, which notice may be given at any time on or after the date hereof. If such notice is not given as set forth herein, the Storz Effective Date shall be deemed to be November 30, 1996.

3. Rent. The monthly rental installment set forth in Item 5 of the Basic Lease Provisions of the Lease shall be amended so that the monthly rental installments for the Premises shall be $17,927.68 per month (i.e. $1.18 per square foot).

4. Reimbursements. The percentages set forth in Item 3 of the Basic Lease Provisions of the Lease shall be amended to read as follows:

        "LESSEE'S PERCENTAGES:
               BUILDING:            38.22%

               COMMON AREA:         6.53%"

5. Rental Deposit. The amount set forth as the "Rental Deposit" in Item 4 of the Basic Lease Provisions of the Lease shall be increased by #,825.68 to $17,927.68. On or before the Storz Effective Date, Lessee shall deposit such additional amount with Lessor pursuant and subject to Section 4 of the Lease.

6. Tenant Improvement Allowance. Lessor shall provide Lessee with an additional Tenant Improvement Allowance of $97,593.14 for the purposes of constructing Lessee's improvements in the Storz Space as shown on Exhibit C hereto.
    Section 18 of the Lease is hereby amended by adding the following subsections to the end of such Section 18:

        "18.9 The Lessor shall cause the construction of the Lessee's improvements in the Storz Space in accordance with mutually approved Lessee improvement plans and outline specifications, which will be prepared at the Lessee's expense (as part of the costs provided in Section 18.12 below), and which will be initialed by the Lessor and the Lessee before the Storz Effective Date (the "Storz Plans"). No changes shall be made in the Storz Plans without the prior written approval of the Lessor and the Lessee. Any such changes or additions caused by the Lessee or any Governmental authority shall be made at the sole cost of the Lessee and all additional expenses incurred by the Lessor with respect to these changes (except changes requested by the Lessor) shall be reimbursed to the Lessor by the Lessee upon demand. The Lessor will not provide any modifications to the Storz Plans, unless the Lessee has deposited with the Lessor the additional cost to be incurred for all such alterations or modifications. Any such changes which cause a delay or any other delays caused by the Lessee or the Lessee's agents may postpone occupancy of the Storz Space beyond the Storz Effective Date (in which case the same shall be adjusted to the aggregate delays), but there shall be no abatement of the Lessee's rent as a result of any such delay. Failure by the Lessee to accomplish, complete and approve plans and specifications for the Lessee's improvements in a timely fashion shall be a material breach of this Lessee. Under no circumstances shall the Lessor be charged with any delay whatsoever as a result of non-standard improvement work. The Lessee acknowledges that the Lessor's affiliated entity will complete the construction. The Lessee will cooperate and execute any documents required by the Lessor's lender in connection with all such improvements and will agree if required by the Lessor's lender to make a portion of the rental payments due the Lessor hereunder directly to such Lender as specified by the Lessor, provided that the Lessee will not be required to pay any additional rent than that otherwise specific in this Lease.

        18.10 The Lessor shall, at its expense, promptly correct all items not conforming with the Storz Plans of which the Lessor is notified by the Lessee in writing within thirty (30) days after the Storz Effective Date.

        18.11 The Lessor warrants the Storz Space and the Lessee's improvements installed in the Premises by the Lessor against any defects in materials and workmanship of which he Lessor is notified by the Lessee in writing within one (1) year after the date of completion of the work in question. The Lessor further warrants that the Storz Space and such tenant improvements will upon completion comply with all applicable statutes, ordinances, rules, regulations, orders and requirements of Governmental authorities in effect as of the Storz Effective Date.

        18.12 The Lessor shall construct improvements, at the Lessor's cost, not to exceed NINETY-SEVEN THOUSAND FIVE HUNDRED NINETY-THREE AND FOURTEEN ONE HUNDREDTHS DOLLARS ($97,593.14) (the "Storz Improvement Allowance"), which shall include all architect fees, permits, other soft costs and the costs of the improvements. The Lessee shall be the owner of any improvements in excess of the allowance during the term of this Lease, but the ownership of such improvements shall revert to the Lessor upon the expiration of this Lease. Any change orders to the originally approved contract which are requested by the Lessee shall be forwarded to the Lessor or the Lessor's designated contractor for costing and approval. The Lessee shall be given a written cost estimate for the completion of said change order which must be approved and paid for by the Lessee prior to the commencement of work. To the extent that the Storz Improvement Allowance is not expended as provided herein, the Lessor shall retain any funds not so expended and shall be under no obligation to provide any further improvements or allowances on Lessee's behalf).

        18.13 Tender of possession of the Storz Space by the Lessor to the Lessee may not take place prior to the time the Storz Space has been completed. The Storz Space shall be deemed completed when construction has been substantially completed in accordance with the plans and specifications as set forth in this Article 18. Taking possession by the Lessee of the Storz Space shall constitute an acknowledgment that the Storz Space has been satisfactorily completed and the Lessor shall have no further responsibility with respect to conclusion, except as expressly set forth in Section 18.11 and 18.12 hereof.

        18.14 Except as provided herein, the Storz Space will be delivered in "as is" condition.

7. Parking Spaces. The maximum number of parking spaces provided to Lessee as set forth in Item 10 of the Basic Lease Provisions of the Lease shall be amended to be fifty-three (53). The rights and conditions with respect to Lessee's parking privileges as set forth in Section 16 of the Lease shall also apply to the Storz Space and the BDC Space.

8. Term. The Term of the lease set forth in Item 6 of the Basic Lease Provisions of the Lease shall be amended to be seven (7) years, nine (9) months, expiring on November 30, 2001.

9. Option to Extend. Lessee's option to extend the Lease as set forth in Item 6 of the Basic Lease Provisions and Section 19 of the Lease shall apply to the Storz Space and BDC Space.

10. Additional BDC Space. From and after the BDC Effective Date, the description of the Premises set forth in the Lease shall, without further act on the part of Lessor or Lessee, be deemed amended so that the BDC Space shall be deemed to be and shall be referred to as the Premises under the Lease and the rentable square feet constituting the Premises shall be deemed to be 17,505 rentable square feet.

11. BDC Effective Date. Sections 13 through 15 only of the Amendment shall be effective on January 15, 1997 (the "BDC Effective Date"), provided that Lessor gives Lessee five (5) business days' written notice thereof, which notice may be given at any time on or after the date hereof. If each notice is not given as set forth herein, the BDC Effective Date shall be deemed to be February 1, 1997.

12. Rent. The monthly rental installment set forth in Item 5 of the Basic Lease Provisions of the Lease shall be amended so that the monthly rental installments for the Premises shall be $20,648.53 per month (i.e. $1.18 per square foot). Such monthly rental installments shall increase annually on the dates set forth and as more particularly set forth on Schedule 12 attached hereto and made a part hereof.

13. Reimbursements. The percentages set forth in item 3 of the Basic Lease Provisions of the Lease shall be amended to read as follows:

        "LESSEE'S PERCENTAGES:
               BUILDING:            44.07%
               COMMON AREA:         7.53%"

14. Rental Deposit. The amount set forth as the "Rental Deposit" in Item 4 of the Basic Lease Provisions of the Lease shall be increased by $2,887.93 to $20,648.53. on or before the BDC Effective Date, Lessee shall deposit such additional amount with Lessor pursuant and subject to Section 4 of the Lease.

15. Condition of BDC Space. Lessee shall accept the BDC Space in its "as is" condition as of the BDC Effective Date. Lessee hereby agrees that no improvement allowance will be given to Lessee with respect to the BDC Space, and the terms and conditions of the Lease relating to tenant improvements and construction shall not apply to the BDC Space.

16. No Brokers. Lessee represents and warrants to Lessor that it has not retained the services of any real estate broker in connection with the Storz Space or the BDC Space and hereby agrees to indemnify and hold Lessor harmless from and against any claims by any real estate broker or other person claiming to represent Lessee with respect to the Storz Space or the BDC Space.

17. Conflicting Terms: Reifications. Except as clarified and modified herein, the Lease shall remain in full force and effect, and the parties hereto hereby ratify and affirm the Lease as so amended. In the event a conflict exists between the terms and conditions of this Amendment and the terms and conditions of the Lease, the terms and conditions of this Amendment shall control.

        IN WITNESS WHEREOF, the Lessor and Lessee and have executed this Amendment as of the date first written above.

                             LESSOR:

                             UNIVERSITY BUSINESS CENTER ASSOCIATES,
                             a California general partnership

                             By:    Eastgroup Properties, a Maryland real
                                    estate investment trust

                                    By:     ________________________________
                                            Name:
                                            Title:

                             By:    JCB Limited, a California limited
                                    partnership

                                    By:     ________________________________
                                            Name:
                                            Title:

                             LESSEE:

                             COMPUTER MOTION, INC.,
                             a California corporation

                             By:    _______________________________________
                                    Name:
                                    Title: